[United America Indemnity, Ltd. Logo]
S.CONT

For Release:	January 23, 2006

	Financial	Media

Contacts:	Kevin L. Tate, CPA Chief Financial Officer (610) 660-6813 ktate@uaigroupinc.com	Paula Negro Assistant Vice President Marketing Director (610) 668-6938 pnegro@unitednat.com

Summary:	United America Indemnity, Ltd. (NASDAQ: INDM) taps Joseph F. Morris as president; consolidates U. S. insurance operations under William F. Schmidt.

George Town, Grand Cayman, Cayman Islands, January 23, 2006 — United America Indemnity, Ltd.’s (NASDAQ: INDM) board of directors has selected Joseph F. Morris as its president. The company also announced that it will consolidate its two U.S. insurance subsidiaries, United National Group and Penn-America Group, under a single United America Insurance Group management structure and has selected William F. Schmidt as its president and CEO. Morris is currently president and chief executive officer of Penn-America Group and Schmidt is currently president and chief executive officer of United National Group. Both Morris and Schmidt will report directly to the company’s board of directors through its chairman, Saul A. Fox.

The move will streamline insurance company operations and ultimately will reduce annualized expenses by approximately $4 million when fully completed in 12 months. About one-half of the expense savings will be realized in 2006. The Company expects that the reorganization will result in the reduction of available job positions by about 8 percent of the combined companies’ workforces, and that it will incur related restructuring costs of approximately $1.2 million in the first quarter of 2006.

The United America Insurance Group will comprise two business units: Penn-America and United National. All commercial binding authority insurance products now marketed through about 110 general agents for Penn-America and United National will be combined under Penn-America. As a result, all commercial binding authority agents will enjoy Penn-America’s state-of-the-art technology platform and commitment to providing strong franchise value to a network of managing general agents that is purposefully smaller than competitive networks. All specialty product offerings including professional liability lines of business, brokerage facilities, class-specific programs and umbrella/excess business will continue to operate under the United National business unit. All insurance operations such as Claims, Information Technology, Financial and Legal will be consolidated under a single United America Insurance Group management structure that aligns resources with the two business units.

Fox noted, “Joe Morris is an extremely talented insurance executive under whose leadership Penn-America has continued to expand and deliver exceptional operating performance; Bill Schmidt is extremely knowledgeable in every aspect of the company’s insurance offerings and has done an outstanding job in leading United National in product development and profitability. The new structure and management team is an excellent response to market conditions and we believe our shareholders will share our enthusiasm.”

Fox added, “We regret that these changes will result in some job losses and we are doing everything we can to mitigate the impact, including severance benefits and job search assistance. The relationships we have with our employees and our agents are critical to our success and we’re committed to keeping them strong. We are taking the best from two successful franchises to build a leaner, stronger, more agile and more competitive leader in our chosen markets.”

Fox also is chief executive officer of Fox Paine & Company, LLC, whose affiliated private-equity funds acquired a controlling interest in United National Group in September 2003. In January 2005, United America completed its merger with Penn-America Group and its acquisition of Penn Independent Corporation. In conjunction with those transactions, United National Group, Ltd. was renamed United America Indemnity, Ltd.

Teleconference and Webcast for Interested Parties

Morris and Kevin L. Tate, chief financial officer, will conduct a teleconference for interested parties today, January 23, 2006 at 3:00 p.m. Eastern Time to discuss this announcement. To participate, telephone 800-901-5241 (U.S. and Canada) or 617-786-2963 (International) and enter 24274044 when prompted for a password. The teleconference will be available for replay until January 30, 2006. To listen to the replay, telephone 617-801-6888 (U.S. and Canada) or 888-286-8010 (International) and enter 38506580 when prompted for a password.

This teleconference is also being webcast by CCBN and can be accessed at the Company’s Web site at http://www.uai.ky. Please access the site at least 15 minutes prior to the teleconference to register, download and install any necessary software.

The webcast also is being distributed over CCBN’s Investor Distribution Network both to institutional and individual investors. Individual investors can listen to the teleconference through CCBN’s individual investor center at http://www.fulldisclosure.com or by visiting any of the investor sites in CCBN’s Individual Investor Network. Institutional investors can access the teleconference via CCBN’s password-protected event-management site, StreetEvents. (http://www.streetevents.com).

About United America Indemnity, Ltd.

United America Indemnity, Ltd. is a specialty property and casualty insurance holding company that operates in the excess and surplus lines marketplace through two businesses: Penn-America, which writes small commercial businesses through a select network of general agents; and United National, which writes specialty products in four distinct market segments – professional liability, class specific, property and casualty brokerage and umbrella/excess liability. UAI also owns Penn Independent Corporation, a wholesale insurance brokerage firm, which has offered retail agents and brokers solutions for their hard to place risks since 1947.

United America Indemnity is a holding company formed under the laws of the Cayman Islands and its U.S. insurance subsidiaries are either licensed or authorized to write surplus lines or specialty admitted business in all states. With a combined operating history of more than one century, United America Indemnity’s underwriting network includes approximately 135 professional general agents and its focus centers on self-generated proprietary products, niche programs and brokered lines. Its non-U.S. operations consist of recently formed Barbados-based and Bermuda-based insurance companies.

About Fox Paine

Fox Paine & Company, LLC manages investment funds in excess of $1.5 billion that provide equity capital for management buyouts, going private transactions, and company expansion and growth programs. Fox Paine engages exclusively in friendly transactions developed in cooperation with a company’s management, board of directors, and shareholders. The Fox Paine funds are managed on behalf of over 50 leading United States and international financial institutions, including public pension systems, Fortune 100 corporate pension plans, major life and property & casualty insurance companies, money center and super regional commercial banks, investment banking firms, and university endowments.

Forward-Looking Information

This release contains forward-looking information about United America Indemnity and the operations of United America Indemnity that is intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as “believe,” “expect,” “may,” “will,” “should,” “project,” “plan,” “seek,” “intend,” or “anticipate” or the negative thereof or comparable terminology, and include discussions of strategy, financial projections and estimates and their underlying assumptions, statements regarding plans, objectives, expectations or consequences of the transactions, and statements about the future performance, operations, products and services of the companies.

The business and operations of United America Indemnity is and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the following: (1) the ineffectiveness of United America Indemnity’s business strategy due to changes in current or future market conditions; (2) the effects of competitors’ pricing policies, and of changes in laws and regulations on competition, including industry consolidation and development of competing financial products; (3) greater frequency or severity of claims and loss activity than United America Indemnity’s underwriting, reserving or investment practices have anticipated; (4) decreased level of demand for United America Indemnity’s insurance products or increased competition due to an increase in capacity of property and casualty insurers; (5) risks inherent in establishing loss and loss adjustment expense reserves; (6) uncertainties relating to the financial ratings of United America Indemnity’s insurance subsidiaries; (7) uncertainties arising from the cyclical nature of United America Indemnity’s business; (8) changes in United America Indemnity’s relationships with, and the capacity of, its general agents; (9) the risk that United America Indemnity’s reinsurers may not be able to fulfill obligations; and (10) uncertainties relating to governmental and regulatory policies. The foregoing review of important factors should be read in conjunction with the other cautionary statements that are included in United America Indemnity’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, as well as in the materials filed and to be filed with the U.S. Securities and Exchange Commission (SEC). United America Indemnity does not make any commitment to revise or update any forward-looking statements in order to reflect events or circumstances occurring or existing after the date any forward-looking statement is made.